Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2022

Subsidiary Name	Jurisdiction of Organization	D/B/A (if applicable)
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
AIM Acquisitions, LLC	Delaware
AIM Alexander Crossing Apartments, LLC	Delaware
AIM AWP Atlanta Apartments, LLC	Delaware
AIM Blue, LLC	Delaware
AIM Glendale, LLC	Delaware
AIM Gold, LLC	Delaware
AIM Green, LLC	Delaware
AIM Haverhill Industrial, LLC	Delaware
AIM Mount Pleasant Apartments, LLC	Delaware
AIM Orange, LLC	Delaware
AIM Orchard Springs Apartments, LLC	Delaware
AIM Palm Harbor Apartments, LLC	Delaware
Alegre Pty Ltd	Australia
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida	Assurant Solutions Satellite Learning Center
American Bankers Management Company, Inc.	Florida

American Financial Warranty Corporation	Texas
American Financial & Automotive Services, Inc.	Texas	American Financial & Automotive Insurance Services, Inc.; American Financial F&I University; American Financial Insurance Services
American Lease Insurance Agency Corporation	Massachusetts
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Automotive, Inc.	Illinois
Assurant Automotive Warranty Solutions (India) Private Limited	India
Assurant BARC Reinsurance Limited	Turks & Caicos
Assurant Captive Insurance Company	Georgia
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant Co., Ltd.	United Kingdom
Assurant Co. (NI), Ltd	Northern Ireland
Assurant Co. (PG UK), Ltd.	United Kingdom
Assurant Colombia Compania de Servicios S.A.S.	Colombia
Assurant Commercial Mortgage Depositor, LLC	Delaware
Assurant Consulting Company, Limited	China
Assurant Daños Mexico S.A.	Mexico
Assurant Dealer Services, Inc.	Illinois	Resource Dealer Group Insurance Services; Resource Dealer Group Insurance Services, Inc.; Resource Dealer Group of Illinois; Assurant Dealer Insurance Agency Services; Automotive Training Academy
Assurant Deutschland GmbH	Germany
Assurant Device Care Limited	United Kingdom

Assurant Device Services, Inc.	Delaware
Assurant Direct Limited	United Kingdom
Assurant Digital Servicos, Ltda.	Brazil
Assurant Europe Insurance N.V.	Netherlands
Assurant Europe Life Insurance N.V.	Netherlands
Assurant Europe Services B.V.	Netherlands
Assurant France	France
Assurant General Insurance Limited	United Kingdom
Assurant Group Limited	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant IA Holding Corp.	Delaware
Assurant Insurance Agency, Inc.	Minnesota
Assurant Intermediary Limited	United Kingdom
Assurant International Division Limited	Malta
Assurant Investment Management, LLC	Delaware
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Japan KK	Japan
Assurant Korea, Inc.	South Korea
Assurant Life Limited	United Kingdom
Assurant New Ventures, Incorporated	Florida
Assurant Payment Services, Inc.	Florida
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos

Assurant Repair & Logistics LLC	Puerto Rico
Assurant, S.A. de C.V.	Mexico
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services Argentina, S.A.	Argentina
Assurant Services Australia Pty Limited	Australia
Assurant Services Canada Inc.	Ontario, Canada
Assurant Services de Chile, SpA	Chile
Assurant Services Hong Kong Limited	Hong Kong
Assurant Services Italia s.r.l.	Italy
Assurant Services Japan GK	Japan
Assurant Services Korea Limited	South Korea
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Servicios Corporativos, S.A. de C.V.	Mexico
Assurant Servicos Ltda.	Brazil
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.	Brazil
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Assurant Warranty Solutions (India) Private Limited	India
Automotive Insurance Purchasing Group, Inc.	Texas
Automotive Warranty Services of Florida, Inc.	Florida

Automotive Warranty Services, Inc.	Delaware	Alabama Warranty Services, Inc.; West Virginia Warranty Services, Inc.
AWS Warranty Service of Quebec, Inc.	Ontario, Canada
AWS Warranty Services of Canada, Inc.	Canada	Ryan Dealer Services
Broadtech, LLC	Texas
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Coast to Coast Dealer Services Inc.	New York
Combined Insurance Company de Argentina S.A. Compania de Seguros	Argentina	Su Futuro Seguro Comienza Hoy
Consumer Assist Network Association, Inc.	Delaware
Consumer Program Administrators, Inc.	Illinois	Consumer Warranty Program Administrators; The Administrators of Consumer Programs, Inc.
Coöperatieve Assurant Netherlands U.A.	Netherlands
CPR Strongsville LLC	Delaware
CPR Training & Repair Systems, LLC	Delaware
CWork Solutions, LP	Pennsylvania	Assurant Solutions
Dealer Performance, Inc.	Texas	Dealer Performance of Michigan Inc.
Digital Services (UK) Limited	United Kingdom
Eck & Glass, Inc.	Tennessee	EPG Insurance, Inc.; EPG Insurance Agency, Inc.
ERV, LLC	Delaware
Federal Warranty Service Corporation	Illinois	Assurant Extended Protection
FFG Corporation	Delaware
First Extended Service Corporation	Texas	First Extended Services Corporation

First Extended Service Corporation of Florida	Florida
First Extended, Inc.	Delaware
Flipswap Services, LLC	Delaware
Florida Office Corp.	Delaware	Florida Office Corp. (DE)
GP Legacy Place, Inc.	Delaware
Hyla International Inc.	Delaware
Hyla Japan KK	Japan
Hyla Mobile, Inc.	Delaware	Erecyclingcorps, HYLA Mobile
Hyla Mobile ULC	Nova Scotia
Hyla Technology Solutions LLC	Delaware
I.Q. Data International, Inc.	Washington	Assurant Recovery Solutions
Insureco Agency & Insurance Services, Inc.	California	Suredeposit; Assurant Recovery Solutions
Insureco Incorporated	California
Interfinancial Inc.	Georgia	Interfinancial Group, IFI, Inc.
Lifestyle Services Group Limited	United Kingdom
London General Insurance Company Limited	United Kingdom
London General Life Company Limited	United Kingdom
Lorica LLC	Delaware	Lorica Services, LLC; Lorica, LLC A Limited Liability Company of Delaware
MMI-CPR, LLC	Delaware
MS Diversified Corporation	Mississippi
National Insurance Agency Inc.	Florida
National Product Care Company	Illinois	Texas National Product Care Company, Inc.; National Product Warranty Care Company

National Underwriting Agencies Pty Ltd.	Australia
North American Warranty, Inc.	Illinois	North American Warranty, Inc., a Corporation of Illinois; North American Warranty of Illinois, Inc.
Privowny, Inc.	Delaware
Privowny France SAS	France
Product Care, Inc.	Illinois	Texas Product Care, Inc.
Protecta Insurance New Zealand Ltd	New Zealand
Protection Holding Cayman	Cayman Islands
RDG Resource Dealer Group (Canada) Inc.	Canada
Reliable Lloyds Insurance Company	Texas
Resource Acquisition Corporation	Delaware
Resource Training, Inc.	Illinois	Resource Training Group, Inc.
Service Optimization Solutions, Inc.	Florida	Service Optimization Services, Inc.
Service Protection, Inc.	Illinois
Service Saver, Incorporated	Florida
ServicePlan of Florida, Inc.	Florida
ServicePlan, Inc.	Illinois	Serviceplan Of St. Louis, Inc.; Warranty Serviceplan
Shipsurance Insurance Services, Inc.	California
Signal GP LLC	Delaware	Assurant Mobile Services
Signal Holdings LLC	Pennsylvania	The Signal Telecommunications Insurance Services, Inc.
Signal Northwest LLC	Delaware
Solutions Cayman	Cayman Islands

Solutions Holdings	Cayman Islands
SOSI CPR LLC	Delaware
SOSI-Fixt, Inc.	Delaware
STAMS Limited	United Kingdom
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
Telecom Re, Inc.	Florida
The Equipment Lease Reinsurance Company, Ltd.	Turks & Caicos
The Signal	Pennsylvania	The Signal, Limited Partnership; The Signal Insurance Limited Partnership; Protect Your Bubble; THE SIGNAL, LTD.; Telecommunications Insurance Services LP; Signal Telecommunications Insurance Services Limited Partnership (The); The Signal Communications Insurance Services, Limited Partnership; The Signal Insurance Agency; The Signal Agency, LP; The Signal L.P.; The Signal Insurance Agency of PA, Ltd.
The Warranty Group (Thailand) Limited	Thailand
The Warranty Group Asia-Pacific Holdings Pte. Ltd.	Singapore
The Warranty Group Australasia Pty Ltd.	Australia
The Warranty Group Colombia S.A.	Colombia
The Warranty Group Korea, Inc.	South Korea
The Warranty Group Peru SAC	Peru
The Warranty Group Services (Isle of Man)	Isle of Man
The Warranty Group Singapore Pte. Ltd.	Singapore
The Warranty Group, B.V.	Netherlands

The Warranty Group, Inc.	Delaware
TrackSure Insurance Agency, Inc.	California
Trygle Co. Ltd	Japan
TS Holdings, Inc.	Delaware	Ts Holdings, Inc. Of Delaware; Tsh, Inc.
TWG Automotive Services Consulting (Shanghai) Co., Ltd.	China
TWG Brasil Participacôes Ltda.	Brazil
TWG Europe Limited	United Kingdom
TWG Holdings, Inc.	Delaware
TWG Home Warranty Services, Inc.	Delaware
TWG Innovative Solutions, Inc.	Missouri
TWG Japan KK	Japan
TWG Repair Services (Shanghai) Co., Ltd.	China
TWG Securities, Inc.	Delaware
TWG Services Limited	United Kingdom
TWG Warranty Group Latam, Inc.	Barbados
TWG Warranty Group, Inc.	Illinois
TWG Warranty Services Chile SpA	Chile
TWG Warranty Services, Inc.	Illinois	TWG Warranty Services, Inc., of Argentina; TWG Warranty Services Inc., Sucursal Uruguay
TWG Warranty Servicos do Brasil Ltda.	Brazil
Union Security Life Insurance Company of New York	New York
United Service Protection Corporation	Delaware	Assurant Vehicle Protection Services; United Service Protection (Delaware) Corporation

United Service Protection, Inc.	Florida
Virginia Surety Compania de Seguros	Argentina
Virginia Surety Company, Inc.	Illinois
Virginia Surety Seguros de Mexico S.A. de C.V.	Mexico
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida
Wireless Anywhere Group Pty Ltd	Australia
Wolverine Acquisitions, Inc.	Delaware
Wolverine InterCo., Inc.	Delaware